SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ----------------------

                                   FORM 8-K


                               CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                       -------------------------------


     Date of Report (Date of earliest event reported):  May 21, 2004


                             THE KRYSTAL COMPANY
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Tennessee            000-20040                 62-0264140
      --------------     -------------------          ------------------
      (State of         (Commission File No.)         (IRS Employer
      incorporation)                                  Identification No.)


               One Union Square, Chattanooga, Tennessee  37402
        -----------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (423) 757-1550
             ---------------------------------------------------
             (Registrant's telephone number, including area code)





Item 5.  Other Events and Required FD Disclosure.

     On May 21, 2004, The Krystal Company (the "Company"), an owner, operator and franchisor of quick service restaurants featuring the KRYSTAL hamburger, announced that it has received the consent of a majority of Holders of its 101/4% Senior Notes due 2007 (the "Notes") to amend certain provisions of the indenture governing the Notes. The Company intends to execute a supplemental indenture to make amendments to certain provisions of the indenture governing the Notes related to certain covenants and events of default. The supplemental indenture will become effective upon the Company's purchase of the tendered Notes. A copy of the press release announcing receipt of the consent is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.




SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 21, 2004                               THE KRSTAL COMPANY

                                        By: /s/ Larry D.Bentley
                                            -------------------
                                            Larry D. Bentley
                                            Senior Vice President and
                                            Chief Financial Officer





                         EXHIBIT INDEX
                         -------------

           Number                         Description
           ------                         -----------
            99.1                   Press Release dated May 21, 2004


     THE KRYSTAL COMPANY ANNOUNCES RECEIPT OF REQUISITE CONSENTS
     -----------------------------------------------------------
    TO AMEND INDENTURE GOVERNING THE 10.25% SENIOR NOTES DUE 2007
    -------------------------------------------------------------

CHATTANOOGA, Tennessee - May 21, 2004 - The Krystal Company announced today, pursuant to its previously announced tender offer and consent solicitation (the "Offer") for any and all of its $60,980,000 aggregate principal amount of 10.25% Senior Notes due 2007, CUSIP Number 50114AC4 (the "Notes"), that it has received the requisite consents to adopt the proposed amendments to the indenture governing the Notes.

As of 5:00 p.m., New York City Time, on Friday, May 21, 2004, holders of $48,380,000 aggregate principal amount of the outstanding Notes
(approximately 79.3%) have delivered valid tenders and consents pursuant to the Offer.

Adoption of the proposed amendments required the consent of holders of at least a majority of the aggregate principal amount of the outstanding Notes
under the indenture.   The proposed amendments will eliminate substantially
all of the restrictive covenants and certain events of default in the indenture and the Notes.

In addition, the Company has announced that holders who tender their Notes prior to the expiration date will now be entitled to receive the total
consideration of $1,017.08.   The expiration date for any holder wishing to
tender their Notes remains midnight, New York City Time, on Monday,
June 7, 2004.

The Company has engaged Banc of America Securities LLC to act as exclusive dealer manager and solicitation agent in connection with the Offer. Questions regarding the Offer may be directed to Banc of America Securities LLC, High Yield Special Products, at 888-292-0070 (US toll-free) and 704-388-9217 (collect). Requests for documentation may be directed to Global Bondholder Services at (866) 470-3700 (US toll-free) and (212) 430-3774 (collect).

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated May 10, 2004.

About the Company

The Company develops, operates and franchises full-size Krystal and smaller "double drive-thru" Krystal Kwik quick-service restaurants. The Company has been in the quick service restaurant business since 1932, and believes it is among the first fast food restaurant chains in the country. The Company began to franchise Krystal Kwik restaurants in 1990 and Krystal restaurants in 1991. In 1995, the Company began to develop and franchise Krystal restaurants located in non-traditional locations such as convenience stores. As of March 28, 2004, the Company operated 245 units in nine states in the southeastern United States. Franchisees operated 177 units as of March 28, 2004.

Statement Concerning Forward-Looking Information

Certain written and oral statements made by or on behalf of the Company may constitute "forward-looking" statements as defined under the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA contains a safe harbor in making such disclosures. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, unanticipated economic changes, interest rate movements, changes in governmental policies, the impact of competition, changes in consumer tastes, increases in costs for food and/or labor, the availability and adequate supply of hourly-paid employees, the ability of the Company to attract and retain suitable franchisees, the Company's ability to obtain funding sufficient to meet operation requirements and capital expenditures (including the consummation of the tender offer transaction and the availability of a new senior credit facility), the impact of governmental regulations and other risks and uncertainties described in the Company's Securities and Exchange Commission filings. The Company cautions that such factors are not exclusive. Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date of the making of such statements and are based on certain expectations and estimates of the Company which are subject to risks and changes in circumstances that are not within the Company's control. The Company does not undertake to update forward-looking statements.

CONTACT: Larry Bentley, (423) 757-5673, www.krystal.com